News Release

Investor Relations Contact:	Media Contact:
Randy Scherago	Mark Brender
GeoEye	GeoEye
(703) 480-6325	(703) 629-5368
scherago.randy@geoeye.com	brender.mark@geoeye.com
GeoEye Announces Exchange Offer for its
Senior Secured Notes Due 2015
DULLES, Va. (July 15, 2010) — GeoEye, Inc. (NASDAQ: GEOY), a premier provider of superior satellite and aerial-based geospatial information and services, announced today an exchange offer to fulfill the Company’s obligations regarding the registration of its outstanding Senior Secured Notes due 2015, which were issued on Oct. 9, 2009 in a private placement (the “Private Notes”). According to a registration rights agreement entered into by GeoEye in connection with the sale of the Private Notes, the Company agreed to file a registration statement with the Securities and Exchange Commission relating to the exchange offer.
GeoEye will exchange up to $400 million aggregate principal amount of its Senior Secured Notes due 2015, which have been registered under the Securities Act of 1933, as amended (“the Exchange Notes”) for any and all of the Private Notes that are tendered by the holders of those notes. The Exchange Notes contain substantially identical terms to the Private Notes.
Any Private Notes not tendered for exchange in the offer will remain outstanding and continue to accrue interest and will not retain any rights under the registration rights agreement except in limited circumstances.
The terms of the exchange offer can be found in the exchange offer prospectus and related letter of transmittal.
Unless extended, the exchange offer will expire at 5:00 p.m., New York City time, on Aug. 11, 2010. Private Notes tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration date by following the procedures in the exchange offer prospectus.
Requests for assistance with respect to the exchange offer procedures or for copies of the exchange offer prospectus should be directed to The Bank of New York Mellon, the exchange agent, at (212) 815-3687.
This press release shall not constitute an offer to sell any securities or a solicitation of an offer to buy any securities. The exchange offer will be made only by means of a written prospectus.
About GeoEye
GeoEye, Inc. is an international information services company serving government and commercial markets. The Company is recognized as one of the geospatial industry’s imagery experts, delivering exceptional quality imagery products, services and solutions to customers around the world. Headquartered in Dulles, Virginia, the Company has over 500 employees

News Release
dedicated to developing best-in-class geospatial information products and services. GeoEye is a public company listed on the NASDAQ stock exchange under the symbol GEOY. The Company provides support to academic institutions and non-governmental organizations through the GeoEye Foundation (www.geoeyefoundation.org). Additional information about GeoEye is available at www.geoeye.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Without limitation, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including statements relating to growth, expected levels of expenditures and statements expressing general optimism about future operating results, are forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements and those presented elsewhere by our management from time to time are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. These risks and uncertainties include, but are not limited to, those described in “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2009, which we filed with the Securities and Exchange Commission (“SEC”) on March 12, 2010, and our Quarterly Report on Form 10-Q for the period ended March 31, 2010, which we filed with the SEC on May 10, 2010. Copies of all SEC filings may be obtained from the SEC’s EDGAR web site, http://www.sec.gov/, or by contacting: William L. Warren, Senior Vice President, General Counsel and Secretary, at 703-480-5672.
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